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CORPORATE ACCESS NUMBER: 207417569





ALBERTA BUSINESS CORPORATIONS ACT







CERTIFICATE OF AMENDMENT



PROFCO RESOURCES LTD.
CHANGED ITS NAME TO TRANSATLANTIC PETROLEUM CORP. ON 1998/12/02.

































                                                               [SEAL]
                                                      REGISTRAR OF CORPORATIONS

Certificate of Amendment 12.2.98
20F